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                                                                 EXHIBIT 10.30

                              AMENDMENT TO LEASE

     This Amendment to Lease is entered into as of April 1, 1997 (the "Amendment") by and between TMC REALTY HOLDINGS CO., a California corporation (the "Landlord"), and OVERSEAS FILM GROUP, INC., a Delaware corporation (the "Tenant"). This Amendment is made with reference to the following facts and objectives:

     A. Landlord, as assignee from Carolco Pictures, Inc. and Tenant are parties to that certain Office Lease dated April 21, 1987, as amended by that certain Amendment to Lease dated September 15, 1987, and that certain Amendment to Lease dated as of July 16, 1992 and that certain Amendment to Lease dated as of January 1, 1995 and that certain Fourth Amendment to Lease dated as of October 7, 1995 (as amended, the "Lease") relating to certain premises consisting of approximately 10,195 square feet (the "Premises") located in the building commonly known as 8800 Sunset Boulevard, West Hollywood, California (the "Building").

     B. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease.

     C. The term of the Lease commenced on October 1, 1987, and is scheduled to expire on September 30, 1997.

     D. The parties hereto desire to extend the term of the Lease and to amend the Lease in certain respects as hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. The term of the Lease is hereby extended for five years, so that it shall now expire on September 30, 2002.

     2. Effective as of October 1, 1997, the monthly rental payable by Tenant under the Lease shall be increased from the current amount to the amount of Twenty Thousand Three Hundred Ninety Dollars ($20,390), based on a rate of $2.00 per rentable square foot of the Premises. Tenant shall be entitled to continue to occupy that certain portion of the storage facility known as P302, and consisting of approximately 42 rentable square feet, from the date hereof until September 30, 2002, at the rate of $32.00 per month.

     3. The "Comparison Year" for computing Tenant's share of direct costs (as defined in Paragraph (b) of Article 2 of the Lease) shall be 1997. Additionally, Tenant shall have no responsibility for any share of direct costs incurred prior to October 1, 1999. "Tenant's Proportionate Share," pursuant to said Paragraph (b), shall be 14.38 percent.


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     4.    The monthly rental established in Paragraph 2 of this Amendment shall not be subject to CPI Adjustment during the period from the date hereof through September 30, 2002.

     5. Within a reasonable time after the date this Amendment is signed by both parties, Landlord will paint the interior walls of the Premises, and will install new carpeting in the Premises. Landlord will provide Tenant with at least three (3) choices of color and types of paint and carpet to select from, taking into consideration Tenant's current improvements and preferences.

     6. The Lease, as modified hereby, is hereby reaffirmed, and the provisions thereof, as so modified, shall remain in full force and effect. Without limiting the generality of the foregoing, it is understood that all provisions of the Lease which could reasonably and logically be construed as applying to this Amendment (including, without limitation, the authority and counterpart execution provisions thereof) shall apply to this Amendment as well as the Lease.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


LANDLORD:                                 TENANT:

TMC REALTY HOLDINGS CO.,                  OVERSEAS FILM GROUP, INC.,
a California corporation                  a Delaware corporation



By: /s/ Ned S. Goldstein                 By: /s/ William F. Lischak
   -------------------------------          --------------------------------

Title: Senior Vice President              Title: COO/CFO
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